Exhibit 99.1

FOR IMMEDIATE RELEASE February 12, 2007	NEWS OTCBB: LFVN
LIFEVANTAGE CORPORATION ANNOUNCES
2Q FY2007 FINANCIAL AND OPERATING RESULTS
GREENWOOD VILLAGE, Colorado — LifeVantage Corporation (OTCBB: LFVN), formerly Lifeline Therapeutics, Inc., maker of Protandim®, today announced results for its second quarter ended December 31, 2006. The Company recorded net revenues of $1.1 million and a loss of $(1.8 million), or $(0.08) per share. In the first quarter ended September 30, 2006, the Company recorded net revenues of $2.1 million and a loss of $(820,208) or $(0.04) per share. Adjustment to revenue recognition accounting for distributor sales in the September quarter caused a one time increase of approximately $748,000 to revenue not reflected in the current quarter. For the December quarter in fiscal 2006, the Company recorded net revenues of $1.7 million and a loss of $(571,044), or $(0.03) per share.
James J. Krejci, CEO commented, “Though disappointing in its financial results, the quarter was an eventful one for LifeVantage.
•	We signed several new natural products retailers, increasing the availability of Protandim® to a key market segment,

•	The growth in the number of collaborative scientific studies has been impressive,

•	We finalized all outstanding issues with the SEC regarding both deferred distributor revenue recognition and the finalization of the effectiveness of our SB-2 registration filing, and

•	The Company’s strategies have been reevaluated, resulting in more targeted efforts and expense reductions to conserve resources.
All these actions and more have allowed us to build a more responsive organization and enables the management team to focus our efforts on building sales, distribution, and science resulting in enhanced shareholder value.”
The Company will hold a conference call to discuss the quarter on Tuesday, February 13, 2007 at 8:00 a.m. MST (10:00 a.m. EST). Interested parties may participate in the call by dialing 800-257-3401. A replay of the call will be available by telephone until February 20, 2007 at 800-405-2236 passcode 11083773#.
About Protandim®
Protandim® is a patent-pending dietary supplement that increases the body’s natural antioxidant protection by inducing two protective enzymes, superoxide dismutase (SOD) and catalase (CAT). These naturally occurring enzymes become overwhelmed by free radicals as we get older. Oxidative stress (cell damage caused by free radicals) occurs as a person ages, when subjected to environmental stresses or as an associated factor in certain illnesses. TBARS are laboratory markers for oxidative stress in the body. Data from a peer-reviewed, published scientific study in men and women, sponsored by Lifevantage, show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40 percent, with this decrease shown to be maintained at 120 days. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural antioxidant enzymes. For more information, please visit the Protandim® product web site at www.protandim.com.
About LifeVantage Corporation
LifeVantage Corporation markets Protandim®. LifeVantage is committed to helping people achieve health and wellness for life. For more information, please visit the Company’s web site at www.LifeVantage.com.
Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, applicable common law and Securities and Exchange Commission rules. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “plan,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties are difficult to predict accurately and may be beyond the control of the Company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: government regulators and regulations could adversely affect our business; future laws or regulations may hinder or prohibit the production or sale of our existing product and any future products; unfavorable publicity could materially hurt our business and the value of your investment; the Company’s ability to protect our intellectual property rights and the value of our product; and the illiquidity of our common stock. These and other additional risk factors and uncertainties are discussed in greater detail in the Company’s Annual Report on Form 10-KSB under the caption “Risk Factors”, and in other documents filed the Company from time to time with the Securities and Exchange Commission. Forward-looking statements made by the Company in this news release or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.
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CONTACTS:

LifeVantage Corporation
James J. Krejci, CEO	Telephone: 720-488-1711
Gerald J. Houston, CFO	Fax: 303-565-8700

LIFEVANTAGE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2006 and June 30, 2006

	(Unaudited)	(Audited)
	December 31,	June 30, 2006
	2006	(Restated)
ASSETS
Current assets
Cash and cash equivalents	$126,035	$228,112
Marketable securities, available for sale	1,805,930	3,008,573
Accounts receivable, net	386,753	107,892
Inventory	54,600	45,001
Deferred expenses	111,770	152,677
Deposit with manufacturer	449,436	555,301
Prepaid expenses	235,734	316,659

Total current assets	3,170,258	4,414,215

Property and equipment, net	141,368	245,000
Intangible assets, net	2,255,780	2,162,042
Deposits	325,440	316,621

TOTAL ASSETS	$5,892,846	$7,137,878

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$447,788	$613,833
Accrued expenses	407,482	399,305
Margin debt payable	783,582	—
Deferred revenue	781,403	1,144,950
Capital lease obligations, current portion	2,137	1,985

Total current liabilities	2,422,392	2,160,073

Long-term liabilities
Capital lease obligations, net of current portion	2,039	3,146

Total liabilities	2,424,431	2,163,219

Stockholders’ equity
Common stock, par value $.001, 250,000,000 shares authorized; 22,118,034 issued and outstanding	22,118	22,118
Preferred stock, par value $.001, 50,000,000 shares authorized; no shares issued or outstanding	—	—
Additional paid-in capital	15,051,489	14,018,487
Accumulated (deficit)	(11,595,554)	(9,010,339)
Unrealized (loss) on securities available for sale	(9,638)	(55,607)

Total stockholders’ equity	3,468,415	4,974,659

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,892,846	$7,137,878

LIFEVANTAGE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the six months ended
	December 31,		December 31,
	2006	2005	2006	2005

Sales, net	$1,136,763	$1,711,752	$3,212,244	$4,676,344
Cost of sales	249,164	363,041	624,715	959,602

Gross profit	887,599	1,348,711	2,587,529	3,716,742

Operating expenses:
Marketing and customer service	1,068,185	829,917	2,101,000	1,974,387
General and administrative	1,392,320	1,041,232	2,799,946	2,106,642
Research and development	72,653	—	138,336	—
Depreciation and amortization	30,582	83,388	60,014	169,763

Total operating expenses	2,563,740	1,954,537	5,099,296	4,250,792

Operating (loss)	(1,676,141)	(605,826)	(2,511,767)	(534,050)

Other income and (expense):
Interest income (expense)	5,155	34,704	30,707	55,170
Loss on disposal of assets	(93,854)	—	(93,854)	—
Other	(166)	78	(10,301)	(11,850)

Net other income (expense)	(88,865)	34,782	(73,448)	43,320

Net income (loss)	$(1,765,006)	$(571,044)	$(2,585,215)	$(490,730)

Net income (loss) per share, basic and diluted	($0.08)	($0.03)	($0.12)	($0.02)

Weighted average shares outstanding, basic and fully diluted	22,118,034	22,117,992	22,118,034	22,117,992